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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                April 30, 1999
                               (Date of Report)
                Date of earliest event reported: April 28, 1999


                         Merkert American Corporation
            (Exact name of Registrant as specified in its charter)



                                   Delaware
                (State or other jurisdiction of incorporation)


        0-24667                                        04-3411833
(Commission File Number)                   (I.R.S. Employer Identification No.)

490 Turnpike Street
Canton, MA                                                02021
(Address of principal executive offices)                (Zip Code)


              Registrant's telephone number, including area code:
                                (781) 828-4800
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ITEM 5.   OTHER EVENTS.

On April 28, 1999, Merkert American Corporation ("Merkert") and Richmont Marketing Specialists Inc. ("RMSI") entered into an Agreement and Plan of Merger (the "Agreement") whereby RMSI will merge with and into Merkert (the "Merger"). Pursuant to the terms of the Agreement, each issued and outstanding share of RMSI Common Stock will be converted into that number of shares of Merkert Common Stock equal to the quotient obtained by dividing (i) 6,705,551 by (ii) the total number of issued and outstanding shares of RMSI Common Stock. The Agreement and the joint press release issued by the parties are attached hereto as Exhibit 2.1 and Exhibit 99.1, respectively, and are incorporated herein by reference.

The Agreement has been unanimously approved by the boards of directors of both Merkert and RMSI. The Merger is subject to various closing conditions including the approval of Merkert's stockholders. It is anticipated that the transaction will close during the third quarter of 1999.


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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)       Financial Statements of Business Acquired:           Not Applicable

(b)       Pro Forma Financial Information:                     Not Applicable

(c)       Exhibits:

          2.1 Agreement and Plan of Merger between Merkert American Corporation and Richmont Marketing Specialists Inc., dated as of April 28, 1999


          99.1 Joint Press Release of Merkert American Corporation and Richmont Marketing Specialists Inc., dated April 28, 1999


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   April 30, 1999        MERKERT AMERICAN CORPORATION



                              By: /s/ Gerald R. Leonard
                                  ----------------------------------------
                                  Gerald R. Leonard
                                  Chief Executive Officer and President



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                                 EXHIBIT INDEX
                                 -------------


Exhibit
-------

 2.1 Agreement and Plan of Merger between Merkert American Corporation and Richmont Marketing Specialists Inc., dated as of April 28, 1999

99.1 Joint Press Release of Merkert American Corporation and Richmont Marketing Specialists Inc., dated April 28, 1999


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